REAFFIRMATION OF GUARANTY

The undersigned, being the Subsidiary Guarantor of the obligations of BIOANALYTICAL SYSTEMS, INC. (the “Borrower”) to NATIONAL CITY BANK (the “Bank”), hereby consents to the Fourth Amendment to Amended and Restated Credit Agreement between the Bank and the Borrower, and further agrees that the execution and delivery of such Fourth Amendment shall in no way affect, impair, discharge, relieve or release the obligations of the undersigned under its Replacement Subsidiary Guaranty dated as of January 4, 2005 in favor of the Bank, which obligations are hereby ratified, confirmed and reaffirmed in all respects and shall continue in full force and effect, until all obligations of the Borrower to the Bank are fully, finally and irrevocably paid and performed.

Dated July _____, 2009.

SUBSIDIARY GUARANTOR

BAS EVANSVILLE, INC.

By:
Printed:
Its:

STATE OF INDIANA	)
)SS:
COUNTY OF ____________	)

Personally appeared before me, a Notary Public in and for said County and State, _________________________, ____________________ of said corporation, known to me as the person named herein, who after being duly sworn upon his oath, stated to me that he has been duly authorized and empowered to execute the foregoing Agreement on behalf of said corporation.

In Witness Whereof, I have hereunto set my hand and Notarial Seal, this _______ day of July, 2009.

My Commission Expires:
Notary
My County of Residence:
Printed